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                                                                       EXHIBIT 5

                              HINSHAW & CULBERTSON




BELLEVILLE, ILLINOIS              SUITE 300                WAUKEGAN, ILLINOIS
BLOOMINGTON, ILLINOIS     222 NORTH LA SALLE STREET      FT. LAUDERDALE, FLORIDA
 CHAMPAIGN, ILLINOIS     CHICAGO, ILLINOIS 60601-1081         MIAMI, FLORIDA
  JOLIET, ILLINOIS                                            TAMPA, FLORIDA
   LISLE, ILLINOIS               312.704.3000              ST. LOUIS, MISSOURI
  PEORIA, ILLINOIS                 ________                APPLETON, WISCONSIN
 ROCKFORD, ILLINOIS          TELEFAX 312.704.3001         BROOKFIELD, WISCONSIN
SPRINGFIELD, ILLINOIS                                     MILWAUKEE, WISCONSIN


                               September 5, 1995

WRITER'S DIRECT DIAL NO.                                         FILE NO.
(312) 704-3852                                                728693

     VIA FACSIMILE & AIRBORNE EXPRESS
     --------------------------------

     First Midwest Bancorp, Inc.
     300 Park Boulevard, Suite 405
     P.O. Box 459
     Itasca, Illinois  60143-0459

               RE:  REGISTRATION STATEMENT ON FORM S-4

     Ladies and Gentlemen:

               You have requested our opinion in connection with the above-referenced registration statement, (the "Registration Statement") for the registration of up to 1,439,341 shares of Common Stock, no par value per share, of the Company (the "Shares") in connection with the Company's acquisition of CF Bancorp, Inc.

               In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

               Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

               We hereby consent to the reference to our firm under the caption "Opinions" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,


                              TIMOTHY M. SULLIVAN
                              -------------------
                              Timothy M. Sullivan

     TMS/mm

               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS